UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Tyco International Ltd. (the “Company”) plans to separate the Company into three independent, publicly traded companies by spinning-off its flow control and North American residential security businesses to holders of the Company’s common stock. In connection therewith, the Company announced that Mr. Frank S. Sklarsky, Executive Vice-President and Chief Financial Officer and Mr. Carol A. Davidson, Senior Vice-President, Controller and Chief Accounting Officer will cease to serve in their respective positions following the completion of the spin-offs. Pending completion of the spin-offs, each officer is expected to remain in his role. Upon departure, it is anticipated that each officer will be eligible for severance benefits under the Company’s Severance Plan for U.S. Officers and Executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ John S. Jenkins, Jr.
John S. Jenkins, Jr.
Vice-President and Corporate Secretary

Date: November 17, 2011